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                                                                    EXHIBIT 10.1


                                 LOAN AGREEMENT


         This Loan Agreement ("Agreement") entered into the 29th day of August, 1995, by and between VOLUNTEER CAPITAL CORPORATION, VCE RESTAURANTS, INC. AND TOTAL QUALITY MANAGEMENT, INC., Tennessee corporations (collectively referred to as the "Borrower"), and NATIONSBANK OF TENNESSEE, N.A. ("Lender"), a national banking association.

                              W I T N E S S E T H

         WHEREAS, to evidence the indebtedness owed by Borrower to Lender, Borrower executed and delivered to Lender a promissory note, being a Line of Credit Note having an original maximum principal amount of $30,000,000 dated August 29, 1995; and

         WHEREAS, Lender and Borrower hereby enter into a comprehensive agreement setting forth the terms and conditions of Borrower's line of credit and term loan;

         NOW, THEREFORE, as an inducement to cause Lender to extend credit to Borrower, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1. Line of Credit. Concurrently with the execution of this Agreement, Lender shall make a Line of Credit (the "Line of Credit") available to Borrower under the following terms:

                 a. Amount. The principal indebtedness of Borrower to Lender under the Line of Credit shall not exceed Thirty Million and No/100 Dollars ($30,000,000).

                 b. Interest Rate. The principal amount outstanding under the Line of Credit shall bear interest at Borrower's option at either (i) the Lender's Prime Rate, as it may change from time to time, or (ii) Lender's LIBOR Rate for 30, 60, 90, or 180-day periods (a "LIBOR Period") plus a spread of 1.5% or 2.5%, depending on the then Fixed Charge Coverage Ratio ("FCC"). Where the FCC Ratio is greater than or equal to 1.20, the LIBOR spread will be 1.5%; where the FCC Ratio is greater than or equal to 1.1, the LIBOR spread will be 2.5%; and where the FCC Ratio is less than 1.1, the Borrower will be in default. As more particularly described below, Borrower may elect that a portion of the outstanding principal balance of the Line of Credit bear interest at the Prime Rate and that a portion bear interest at a LIBOR Rate plus the spread described above.
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         i.      As used in this Agreement, Lender's "Prime Rate" is the
         fluctuating rate of interest established by Lender from time to time as its "Prime Rate", whether or not such rate shall be otherwise published. Such Prime Rate is established by Lender as an index or base rate and may or may not at any time be the best or lowest rate charged by Lender on any loan. If at any time or from time to time the Prime Rate increases or decreases, then the rate of interest hereunder shall be correspondingly increased or decreased effective on the day on which any such increase or decrease of the Prime Rate changes, unless otherwise herein provided. In the event that Lender, during the term hereof, shall abolish or abandon the practice of establishing a Prime Rate, or should the same become unascertainable, Lender shall designate a reasonably comparable reference rate which shall be deemed to be the Prime Rate.

         ii. For purposes hereof, the Fixed Charge Coverage Ratio, ("FCC") is defined as: (net income plus depreciation and amortization plus rent and lease payments plus interest expense plus non-cash taxes minus cash dividends) divided by (current maturities of long term debts (calculated as set forth below) plus rent and lease payments plus interest expense), all measured on a trailing four-quarter basis. Current maturities of long-term debt shall be calculated by totaling all of the Funded Debt, as defined in Section 31(b), (including subordinated and convertible debt) plus capital leases (excluding payables and accruals) and dividing by seven years.

         iii. For purposes hereof, the "LIBOR Rate" shall mean the rate per annum announced by Lender as its LIBOR Rate for a period equal to the length of such LIBOR Period as adjusted, without duplication, to reflect Lender's reserve requirements, all as calculated and announced from time to time by Lender, whose announcement shall be binding absent manifest error. To elect the LIBOR Rate for a LIBOR Period, Borrower shall deliver a written election to Lender at least two (2) business days in advance of the effective date of such election, which notice shall specify which LIBOR Period is selected and the amount of the Line of Credit that is to bear interest based upon the LIBOR Rate. Interest hereunder shall be calculated based upon a 360-day year and actual days elapsed. If the adoption of or change in any applicable legal requirement or any change in the interpretation or administration thereof by any governmental authority or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, shall at any time as a result of any portion of the principal balance of this Note being maintained on the LIBOR Rate:



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                 A.       Subject the Lender to any tax (including without
         limitation any United States Interest Equalization Tax), levy, impost, duty, charge, fee (collectively "Taxes"), other than income and franchise taxes of the United States and its political subdivisions; or

                 B. Change the basis of taxation on payments due from the Borrower to the Lender under any LIBOR Rate Borrowing (otherwise than by a change in the rate of taxation of the overall net income of the Lender); or

                 C. Impose, modify, increase or make applicable any reserve requirement, special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation
         D) against assets held by the Lender, or against deposits or accounts in or for the account of the Lender, or against any loans made by the Lender, or against any other funds, obligations or other property owned or held by Lender; or

                 D. Impose on the Lender any other condition regarding any LIBOR Rate Borrowing;

         and the result of any of the foregoing is to increase the cost to the Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the LIBOR Rate, or reduce the amount of principal or interest received by the Lender, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts which shall reasonably compensate the Lender for such increased cost or reduced amount relating to LIBOR Rate Borrowings outstanding after Lender's demand. The Lender's reasonable determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error.

         (iv) In no event shall the interest rate charged on the Line of Credit exceed the maximum rate allowed under applicable law. Any amounts paid in excess of the maximum lawful rate shall be applied to reduce the principal amount of Borrower's obligations to Lender or shall be refunded to Borrower, at Lender's election. After maturity (by acceleration or otherwise), the principal amount under the Line of Credit shall bear interest at the rate of interest in effect immediately before maturity plus three percent (3%).

                 c. Payments. Payment of all obligations arising under the Line of Credit shall be made as follows:

                          (1) Interest. Interest on the outstanding principal balance under the Line of Credit shall be paid




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                 in arrears on the first (1st) day of each month beginning on
                 August 1, 1995 except, in the case of a LIBOR Rate Borrowing at Borrower's option, interest shall be payable monthly as set forth above or at the end of the applicable LIBOR Period.

                          (2) Voluntary Prepayment. Voluntary prepayments of principal or accrued interest may be made, in whole or in part, at any time without penalty.

                          (3)     Mandatory Prepayment.  Borrower must
                 immediately prepay any amount by which the principal balance of the Line of Credit exceeds $30,000,000.

                          (4) All Amounts Due. All remaining principal, interest and expenses outstanding under the Line of Credit shall become due July 1, 1998, unless the borrower exercises its option to extend for a seven (7) year term, in which case all remaining principle, interest and expenses outstanding under the Line of Credit shall become due July 1, 2005.

                          (5) Conversion to Term Loan. At any time prior to July 1, 1998 so long as Borrower is not then in default, Borrower may elect to convert this Line of Credit to a Term Loan. The election must in writing and must be delivered to Lender at least fifteen (15) days prior to the conversion date. There will be a one-quarter (1/4) of one percent (1%) conversion fee payable on the then outstanding unpaid principal balance. The principal balance of the Term Note will be repaid in 84 equal monthly installments of principal with the first payment due on the 30th day following the conversion date. Interest will accrue at the NationsBank Prime Rate or LIBOR Rate as provided above or at a fixed rate equal to 200 basis points in excess of the then rate on treasury securities having a like maturity as the Term Loan. The election as to which method of interest accrual (prime, LIBOR or fixed) will be used in the Term Note must be stated in the conversion notice to the Lender which method of interest accrual (either Prime Rate, LIBOR Rate or fixed) will be used.

                 d. Use of Proceeds. Advances under the Line of Credit shall be used by Borrower to pay or reimburse itself for capital expenditures. At no time will the total amount advanced under the Line of Credit exceed the cumulative amount of capital expenditures made by Borrower from and after the date of this Agreement.

                 e. Revolving Loans; Disbursements. During the term of this Agreement, Borrower may from time to time request, repay and reborrow advances under the Line of Credit, provided that




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         the total principal amount outstanding under the Line of Credit shall not at any time exceed $30,000,000 and that no event of default or any event which with the giving of notice, the passage of time, or both, would constitute an event of default, then exists hereunder. Disbursements shall be made as follows:

                          (1) Disbursement Requests. Lender may honor requests for advances made on Borrower's behalf by Borrower's CFO, CEO or other officer designated by Borrower, whether such request is made in person, by telephone, or in writing.
                 Lender may require that requests for advances be submitted in writing, and may also require that Borrower submit with such requests written warranties or other reasonable assurances acceptable to Lender showing that Borrower is not then in default hereunder and is otherwise entitled to receive the requested advance.

                          (2) Funding. As long as Borrower meets the conditions for funding stated herein, Lender shall fund advances requested under the Line of Credit within one (1) business day of the actual receipt of Borrower's request by Lender. All funds shall be disbursed directly into an account maintained by Borrower with Lender. Borrower agrees that if Lender elects to fund any requested advance(s) sooner after requested than is required of Lender hereunder, Lender may nevertheless use the entire response period allowed hereunder upon receipt of any subsequent request, at Lender's sole option.

                          (3) Conditions to Funding. Lender shall not be obligated to make any advance under the Line of Credit unless all of the following conditions are satisfied as of the time of the request and of funding.

                                  A.       All of the Loan Documents provided
                          for herein (or otherwise requested by Lender pursuant to the "Further Assurance" provision hereof) to evidence and secure the Line of Credit must have been executed and delivered to Lender.

                                  B.       All warranties made in the Loan
                          Documents must be true as of the dates of the advance request and as of the date of funding thereof except those that by their terms speak of a particular date (the submission of a request for advance by Borrower shall be deemed a reaffirmation of such warranties as of the date of the request).




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                                  C.       All covenants made in the Loan
                          Documents must have been complied with as of the dates of the advance request and funding thereof.

                                  D.       Borrower must not otherwise be in
                          default hereunder and no condition shall exist which, with the giving of notice, the passing of time, or both, would constitute a default hereunder.

                          (4) Advance Not Waiver. Lender's making of any advance under the Line of Credit that it is not obligated to make under Paragraph 1(e)(3) above shall not be construed as a waiver of Lender's right to withhold future advances, declare a default, or otherwise demand strict compliance with this Agreement.

                          (5) Draws by Debit Memorandum. Lender may, without prior notice, draw amounts available under the Line of Credit to pay any obligation of Borrower to Lender that is not timely paid.

                          (6) LIBOR Rate Election. No more than five (5) LIBOR Rate Borrowings may be outstanding at any time. Each LIBOR Rate draw must be at least One Million and 00/100 Dollars ($1,000,000) and, if greater, shall be in $250,000 increments.

         2. Loan Documents. Concurrently with the execution hereof, Borrower shall deliver to Lender the following documents in form and substance acceptable to Lender (the "Loan Documents"):

                          (a)     This Agreement;

                          (b) Line of Credit Note made by Borrower in the principal amount of $30,000,000 payable to the order of Lender ("Line of Credit Note");

                          (c) Certificate of Borrower's Good Standing under Tennessee law issued by the Tennessee Secretary of State;

                          (d) Certified copy of Resolution of Borrower's Board of Directors authorizing a named officer of Borrower to enter into this Agreement and to execute all related documents on Borrower's behalf; and

                          (e) Legal Opinion executed by Borrower's counsel addressing such matters as Lender shall require.

         3. Capacity. Borrower warrants that it is and shall remain a duly organized Tennessee corporation in good standing under the laws of Tennessee, and that Borrower is and shall remain duly qualified to do business in each state other than Tennessee in




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which the failure to qualify would result in a material adverse impact on
Borrower or Borrower's business. Borrower warrants that its execution of and performance under this Agreement and all related documents are permitted under and will not violate any provision of Borrower's Charter or By-Laws or any agreement to which Borrower is a party or any law, rule, ordinance, regulation or Court Order to which Borrower is subject. Borrower further warrants that the execution of all necessary resolutions and other prerequisites of corporate action have been duly performed so that the individual executing this Agreement and related documents on behalf of Borrower is duly authorized to bind Borrower by his signature.

         4. No Subsidiaries. Except as set forth in Schedule 4, Borrower warrants that it presently has no subsidiaries or interests in any partnership or other business entity, and Borrower covenants that it will not hereafter acquire stock of any other corporation or acquire an equity interest in any other business entity in excess of One Million and No/Dollars ($1,000,000) without the prior written approval of Lender.

         5. Corporate Records. Borrower covenants to maintain current corporate minute books and stock ledgers and agrees to allow Lender to inspect the same at any time.

         6. Accounting. Borrower warrants that Borrower's accounting complies with all generally acceptable accounting principles ("GAAP") and covenants that it will continue to apply GAAP throughout the life of the loan.

         7. ERISA. Borrower has not incurred and shall not incur a material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and has not incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any retirement plan, and no reportable event has occurred and is continuing or shall occur with respect to any such plans.

         8. Books, Records and Property. Borrower covenants to maintain financial books and records in a manner that will allow financial statements to be prepared in accordance with GAAP, consistently applied, and shall allow Lender to inspect such records at any time. Borrower warrants that its consolidated audited annual and unaudited quarterly financial statements properly reflect the financial condition of Borrower in all material respects (subject to year-end adjustments not known to Borrower in the case of quarterly statements) and that no material adverse change has occurred since the date of the most recent financial information. Lender has full authority to inspect all Borrower's property at any reasonable time.




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         9.      Insurance.  In addition to any specific insurance requirements contained herein or in any other document pertaining to the Line of Credit, Borrower agrees to generally maintain adequate insurance against casualty and liability losses in accordance with customary practices in Borrower's field of enterprise (provided that Borrower does not carry employee practices liability or directors and officers liability insurance). Borrower agrees to provide Lender with proof of the existence of such insurance upon demand.

         10. Chief Executive Office. Borrower warrants that the address designated herein to which notices are to be sent to Borrower is Borrower's chief executive office. Borrower agrees to notify Lender in writing of any change thereof and agrees that the same shall not in any event be moved outside Davidson or Williamson County, Tennessee, without Lender's prior written consent.

         11. No Defaults Under Other Agreements. Borrower warrants that neither Borrower nor, to the best of Borrower's knowledge, information, and belief, any other party thereto is presently in default under or in breach of any material contract or agreement to which Borrower is a party, and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or breach.

         12. Disclosure of Litigation. Borrower warrants that Borrower is not presently a party to any pending litigation, arbitration or administrative proceeding or the subject of any investigation involving a single amount in controversy in excess of $100,000.00 or in the aggregate in excess of $500,000.00; that there is no litigation, arbitration or administrative proceeding or investigation either threatened or likely to be instituted in which Borrower will be a party involving a single amount in controversy in excess of $100,000.00 or in the aggregate in excess of $500,000.00; that Borrower is not subject to any outstanding court or administrative order; and that, to the best of Borrower's knowledge, information and belief, no facts exist which give rise to claims by third parties against Borrower involving a single amount in controversy in excess of $100,000.00 or in the aggregate in excess of $500,000.00 which have not yet been asserted. Borrower covenants to give Lender prompt written notice of any litigation, arbitration, administrative proceeding or investigation that may hereafter be instituted or threatened in which Borrower would be a party, whether or not Borrower's liability under such proceeding would be covered by insurance involving a single amount in controversy in excess of $100,000.00 or in the aggregate in excess of $500,000.00.

         13.     Financial Statements.

                 a. Warranties. Borrower warrants that Borrower's consolidated quarterly and annual financial statements




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         delivered to Lender in connection with the Line of Credit have been prepared in accordance with generally accepted accounting principles, consistently applied, and are true, accurate and complete in every material respect. Without limiting the foregoing, Borrower warrants that such financial statements disclose all known material contingent liabilities as well as material direct liabilities. Borrower acknowledges that Lender has advanced (or shall advance) the Line of Credit in reliance upon such financial statements, and Borrower warrants that no material adverse change has occurred in the financial condition of Borrower as set forth in the most recent financial statements. Borrower warrants that Borrower has good and absolute title to the assets disclosed on Borrower's balance sheet disclosed to Lender, subject only to liens, security interest and other encumbrances securing liabilities listed thereon and, in the case of real estate, easements and other minor encumbrances that do not affect Borrower's use thereof.

                 b. Reporting Requirements. Borrower covenants to furnish Lender annual audited financial statements and annual budget and cash flow projections for the upcoming year within ninety (90) days of the close of the preceding fiscal year. Each audit must be performed by Ernst & Young or another certified public accountant reasonably acceptable to Lender, at Borrower's expense. In addition, Borrower covenants to furnish to Lender, on or before the forty-fifth
         (45th) day following the end of each fiscal quarter, income statements, cash flow statements and balance sheets together with an officer's certificate executed by the chief financial officer of Borrower certifying compliance with the financial covenants set forth herein and further stating that, to the best of his knowledge, information and belief, no default exists hereunder as of the date of the certification. Borrower also covenants to furnish to Lender, upon demand, copies of Borrower's tax returns and additional financial information in form and substance acceptable to Lender.

         14. Notice of Changes in Financial Condition and Defaults. Borrower covenants to give Lender prompt written notice of (i) the creation or discovery of any material additional contingent liability or the occurrence of any other material adverse change in the financial condition of Borrower, and
(ii) the occurrence of any event, or presence of any condition, which constitutes a default hereunder or which with the giving of notice, the passing of time, or both, would constitute a default. Borrower represents that its fiscal year ends on the Sunday closest to December 31, and Borrower covenants that it will not change its fiscal year without obtaining the prior written consent of Lender.




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         15.     No Unpaid Taxes.  Except for taxes that Borrower is disputing in compliance with the last sentence of this Section 15, Borrower warrants that Borrower is not presently delinquent in the payment of any taxes imposed by any governmental authority or in the filing of the tax return and that Borrower is not involved in a dispute with any taxing authority over tax amounts due. Borrower covenants that all future taxes due from Borrower shall be timely paid and that all tax returns required of Borrower shall be timely filed. If Borrower contests in good faith the amount of any tax that is due and owing, Borrower shall adequately reserve for taxes in accordance with GAAP.

         16. No Untrue or Misleading Representations. Borrower warrants that no information, exhibit or report furnished to Lender nor any statement or representation made by Borrower to Lender in connection with the Unsecured Indebtedness contains any untrue statement of material fact or omits to state a material fact necessary to make the foregoing not misleading.

         17. Compliance with Law. Borrower warrants that Borrower's business activities are conducted substantially in accordance with all material applicable laws and regulations, including, but not limited to OSHA, EPA, Pension Guarantee Board, and ERISA. Borrower covenants that such activities shall continue to be so conducted.

         18. Insurance. Borrower warrants that it has proper casualty and business interruption insurance and will maintain such insurance throughout the life of the loan.

         19. Assistance in Litigation. Borrower covenants to, upon request, cooperatively participate in any proceeding in which Borrower is not an adverse party to Lender and which concerns Lender's rights regarding the Line of Credit or any collateral securing its payment.

         20. Name. Borrower warrants that during the past five (5) years, Borrower has not been known under or done business under any name other than the name used by Borrower in executing this Agreement and under the J. Alexander's and Wendy's Old Fashion Hamburgers trade names. Borrower agrees to give Lender at least fifteen (15) days prior written notice before Borrower begins using any name other than that used in executing this Agreement.

         21. Negative Pledge. Except for liens existing on the date of this Agreement, which liens are described on the attached Exhibit 21, any liens permitted under Section 30(b) hereof and easements or minor encumbrances relating to real estate, Borrower covenants and agrees that it will not suffer, permit or grant any lien, security interest, deed of trust, mortgage, deed to secured debt, pledge, assignment or other collateral assignment of any of its assets in favor of any party other than Lender without the prior written consent of Lender.




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         22.     Expenses.  Upon demand, Borrower will advance to Lender or, at
Lender's option, reimburse Lender for, the following expenses:

                 a. Taxes. All taxes (other than income taxes) that Lender may be required to pay because of the Line of Credit;

                 b. Administration. All expenses that Lender may incur in connection with the preparation, execution, or enforcement of this Agreement or of any other document pertaining to the Line of Credit;

                 c. Costs of Collection. All court costs and other costs of collecting any debt, overdraft or other obligation included in the Line of Credit;

                 d. Litigation. All costs arising from any litigation, investigation, or administrative proceeding (whether or not Lender is a party thereto) that Lender may incur as a result of the Line of Credit or as a result of Lender's association with Borrower, including, but not limited to, expenses incurred by Lender in connection with a case or proceeding involving Borrower under any chapter of the Bankruptcy Code or any successor statue thereto;

                 e. Attorneys Fees. Reasonable attorneys' fees incurred in connection with any of the foregoing.

If Lender pays any of the foregoing expenses, they shall become a part of the Line of Credit and shall bear interest at the rate of interest then in effect. This paragraph shall remain in full effect regardless of the full payment of the Line of Credit, the purported termination of this Agreement, the delivery of the executed original of this Agreement to Borrower, or the content or accuracy of any representation made by Borrower to Lender; provided, however, Lender may terminate this Paragraph by executing and delivering to Borrower a written instrument of termination specifically referring to this Paragraph.

         23. Further Assurances. Borrower covenants to execute such other assignments, security agreements, financing statements, and other documents that Lender may reasonably deem necessary to further evidence the obligations provided for herein.




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         24.     Default Certificates.  Borrower covenants to deliver to
Lender, within five (5) business days after request, the certificate of Borrower or of Borrower's appropriate representative (as specified by Lender) stating whether, to the best of the person's knowledge, information, and belief and after due investigation, a default exists under this Agreement. The certificate shall describe with particularity any default and shall address with particularity any circumstances or subjects described by Lender in its request. Borrower covenants that it will promptly forward to Lender a copy of any notice of default Borrower receives from any party with which Borrower has a contract, where the amount of such contract exceeds $100,000.

         25. Recitals. Borrower warrants and agrees that the recitals set forth at the beginning of this Agreement are true.

         26. No Burdensome Agreements. Borrower warrants that Borrower is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair Borrower's ability to perform under the terms of this Agreement. Borrower further warrants that the execution and performance of this Agreement will not cause a default, acceleration or other event under any other contract or agreement to which Borrower or any property of Borrower is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of Borrower's property except in favor of Lender.

         27. Legal and Binding Agreement. Borrower warrants that the execution and performance of this Agreement will not violate any judicial or administrative order or governmental law or regulation, and that this Agreement is valid, binding and enforceable in every respect according to its terms, subject to bankruptcy and other laws affecting the rights of creditors generally.

         28. No Consent Required. Borrower warrants that Borrower's execution, delivery and performance of this Agreement do not require the consent of or the giving of notice to any third party including, but not limited to, any other lender, governmental body or regulatory authority.

         29. No Default. Borrower warrants that, as of the execution of this Agreement, no default exits hereunder and no condition exists which, with the giving of notice, the passing of time, or both, would constitute such a default.

         30. Negative Covenants. Without Lender's prior written consent, Borrower shall not do any of the following:

                 a. Other Debt. Incur, create, assume or permit to exist any indebtedness for borrowed money except:

                          (1)     Indebtedness to Lender.




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                          (2)     Debts existing as of the execution hereof and
                 disclosed in the financial statements delivered to Lender and any modifications, renewals or extensions thereof.

                          (3) Unsecured debts on open account incurred in the ordinary course of business.

                          (4) Ten Million ($10,000,000) of debt to be used for capital expenditures of Wendy's or J. Alexander's to be allocated in one-third (1/3) increments during calendar years 1995, 1996 and 1997, on a cumulative basis.

                 b. Pledge or Mortgage of Assets. Pledge or mortgage any of its existing, or future acquired assets to any other party, except:

                          (1) liens that exist on the date hereof, together with renewals, extensions and modification thereof; and

                          (2) land, building or equipment which has a fair-market value not to exceed $10,000,000 in the aggregate may be pledged, from time to time, to secure some or all of the indebtedness permitted under Section 30(a)(4).

                 c. Stock Transactions. Redeem or agree to redeem any stock, subordinated debt, warrants, or debt securities convertible into stock, other than redemptions of up to 1,000 shares of Borrower's common stock at its then fair-market value in any fiscal year and now-scheduled payments to the sinking fund or to make an early redemption of subordinated debt up to $1,875,000 prior to July 1, 1998.

                 d. Reorganization. Enter into any agreement to merge, consolidate, or otherwise reorganize or recapitalize; provided, however, this shall not apply to any transaction where Borrower is the surviving corporation and the fair market value of the assets acquired does not exceed $1 million.

                 e. Disposition of Assets. Sell, lease, or otherwise transfer more than $1,000,000 of its assets in any transaction which is not in the ordinary course of business.

                 f. Acquisition of Assets. Acquire assets or an interest in any entity having a value of more than $1,000,000 in any transaction which is not in the ordinary course of business or for the development of new J. Alexander's or Wendy's Restaurants.

                 g. Store Openings. Open more than ten (10) J. Alexander stores in any one calendar year, open more than twelve (12) new J. Alexander stores from January 1, 1995 through December 31, 1996, open more than twenty (20) new J. Alexander stores for the period from January 1, 1995 through December 31, 1997 and open more than 25 new J. Alexander stores for the period from January 1, 1995 through July 1, 1998.

                 i. Guaranties. Guarantee any obligations of any other business or individual, except through the endorsement of items tendered to Borrower as payment in the ordinary course of business.

                 j. Action Outside Ordinary Course. Take any other material action outside the ordinary course of its business.

                 k. Creation of New Subsidiaries. Acquire an interest in any subsidiary corporation which has assets of $10,000 or more unless, concurrent with the acquisition of such ownership interest, the new subsidiary executes the Line of Credit Note and becomes a party to this Agreement.


         31. Financial Covenants. Borrower shall maintain the following financial requirements as determined by GAAP on a consolidated basis (unless otherwise noted):

                 a. Total Liabilities. Borrower's total liabilities to net worth shall be the ratio of less than or equal to 1.2:1.0 through December 31, 1995; less than or equal to 1.50:1.0 through December 31, 1996; less than or equal to 1.75:1.0 through December 31, 1997; and less than or equal to 2.0:1.0 through July 31, 1998.

                 b. Funded Debt. The ratio of Funded Debt to Net Fixed Assets shall be no greater than .7 to 1.0 at all times. Funded Debt means all long-term debt, the current portion of long-term debt, obligations under Leases (both long-term and current), any notes payable or other borrowed money and any subordinated or convertible debt. Net Fixed Assets means all tangible property (real and personal), equipment and improvements of the Borrower, net of accumulated depreciation and amortization, which would appear as such on a consolidated balance sheet of the Borrower prepared at such time in accordance with generally-accepted accounting principles.

                 c. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio measured on a trailing four fiscal-quarters basis shall be at least 1.1 to 1.0 at all times.


                 d. Grant of Security. If Borrower elects to convert to a Term Loan and thereafter if the Fixed Charge Coverage Ratio measured on a trailing four-quarters basis falls below 1.2 to 1.0, Borrower shall provide to Bank, at Lender's request, security for the then outstanding balance of the Term Loan. Borrower agrees to grant a lien to Bank in all of Borrower's assets, with the loan-to-value ratio being no more than 70%. The cost of obtaining current appraisals shall be borne by Borrower. Should the ratio of the then outstanding balance of the Line of Credit to the then Fair Market Value of the assets be less than 70%, Borrower shall make a payment to Lender of the difference, which amount shall be a permanent reduction of the Term Loan to be applied in inverse order of the maturity. The liens in favor of Bank will be evidenced by deeds of trust, mortgages, deeds to secure debt, security interests and other collateral documents in form and content satisfactory to Bank. All costs and expense of granting the liens to Bank, including, but not limited to, costs of appraisals, environmental assessments, title searches, surveys, title insurance premiums, indebtedness tax and counsel fees to Bank shall be borne by Lender. All liens must attach and be perfected within 45 days of the date of Lender's request.

         32.     Environmental Matters

                 a.       Definitions

                          (1) "Environmental Laws" means the Environmental Protection Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and any other federal, state or municipal law, rule or regulation relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous or toxic waste or materials, or other environmental or health matters.

                          (2) "Hazardous Materials" means those substances included from time to time within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C.
                 Section 9601 et seq.; the Resource Conversation and Recovery Act of 1976, 42 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to such acts and laws; and such other substances that are or become regulated under any applicable local, state or federal law or regulation addressing environmental hazards.

                 b. Environmental Law Compliance. Borrower warrants and covenants that the conduct of Borrower's business operations does not and will not violate, in any material respect, any federal laws, rules, or ordinance for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation, or rule of common law and any judicial interpretation thereof relating primarily to the environmental or Hazardous Materials and Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in material compliance with all applicable environmental laws. Borrower agrees to permit Lender, its agents, contractors, and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon five (5) days prior notice for the purpose of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and audit, provided Borrower shall pay the cost only if it reasonably appears that Borrower is not complying with this covenant. Borrower shall provide Lender, its agents, contractors, employees, and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request thereof.

                 c. Notification of Environmental Claims. Borrower shall immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Lender of any remedial action taken by Borrower with respect to Borrower's business operations.

                 d. Indemnification. Borrower shall indemnify, defend, and hold Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs, or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Lender, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed of Trust, Security Agreement, or Mortgage securing the Loan.

         33. Default Defined. The occurrence of any one or more of the following events shall constitute a default under this Agreement:

         a. Monetary Default. The failure of Borrower to timely pay any amount due Lender under the Line of Credit or under any other obligation to Lender if such failure continues for ten (10) days after notice of nonpayment from Bank to Borrower provided, however, that should Bank give Borrower a notice of nonpayment, then for the 12-month period following such notice of nonpayment, Bank shall not be required to give Borrower notice of nonpayment and Borrower will be in default if it fails to make a monetary payment within ten (10) days of the due date.

         b. Breach of Covenant. The failure of Borrower or any other party to perform or observe any obligation or covenant made with respect to the Line of Credit or contained within this Agreement or any other Loan Document; provided, except for the provisions of Sections 30 and 31, Borrower shall have a cure period of thirty (30) days after Borrower has actual knowledge or notice of the failure by Borrower to perform.

         c. Breach of Warranty. Lender's discovery that any representation of warranty in connection with this Agreement or the Line of Credit or any other Loan Document was materially false when made.

         d. Default Under Other Document. Subject to applicable cure periods, the occurrence of a default under the terms of any document evidencing, securing, or otherwise pertaining to the Line of Credit, including, without limitation, the Loan Documents.

         e. Voluntary Bankruptcy. The Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

         f. Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty
         (60) days; or an order for relief shall be entered against the Borrower under the bankruptcy laws as now or hereafter in effect.

         34. Remedies Upon Default. Lender may exercise any or all of the following remedies:

                 a. Remedies. Lender may exercise any right that it may have at law or equity, including an action to collect the Line of Credit Loan or the Term Loan and to foreclose under any deeds of trust and security agreements or other collateral documents securing repayment thereof. All obligations of Bank to advance or readvance under the Line of Credit will terminate.

                 b. Application of Proceeds. All amounts received by Lender for Borrower's account by exercise of its remedies hereunder shall be applied as follows: First, to the payment of all reasonable expenses incurred by Lender in exercising its rights hereunder, including reasonable attorney's fees, and any other expenses due Lender from Borrower; Second, to the payment of all interest included in the Line of Credit or Term Loan, in such order as Lender may elect; Third, to the payment of all principal included in the Line of Credit or

         Term Loan, in such order as Lender may elect; and Fourth, surplus to Borrower or other party entitled thereto.

         35.     Resolution of Disputes.

                 a. Arbitration. Any controversy or claim between or among the parties to the Loan Documents or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "special rules" set forth below. In the event of any inconsistency, the special rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to the Loan Documents may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

                 b. Special Rules. The arbitration shall be conducted in Nashville, Tennessee and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

                 c. Reservations of Rights. Nothing in foregoing arbitration shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in the Loan Documents; or (ii) be a waiver by NationsBank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the rights of NationsBank under the Loan Documents (a) to exercise self help remedies such as (but not limited to) set-off, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, possession of collateral or the appointment of a receiver. NationsBank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to the Loan Documents. At NationsBank's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise or self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         36. Not Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Lender a partner of Borrower for any purpose. This Agreement has been executed for the sole benefit of Lender, and no third party is authorized to rely upon Lender's rights hereunder or to rely upon an assumption that Lender has or will exercise its rights under this Agreement or under any document referred to herein.

         37. Regulation U. Borrower warrants that none of the proceeds of the loan evidenced by the Note will be used to purchase or carry "margin stock," as defined in Regulation U issued by the Federal Reserve Board.

         38. Business Days. If any payment date under the Unsecured Indebtedness fails on a day that is not a business day of Lender, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on the next succeeding Lender business day.

         39. Notices. Any communications concerning this Agreement or the credit described herein shall be addressed as follows:

                          As to Borrower:

                          Volunteer Capital Corporation
                          Attention:  R. Gregory Lewis
                          3401 West End Avenue
                          Suite 260
                          Nashville, TN  37203

                          With a Copy to:

                          T. Andrew Smith
                          BASS, BERRY & SIMS
                          First American Center, Suite 2700
                          Nashville, Tennessee 37238

                          As to Lender:

                          NationsBank of Tennessee, N.A.
                          Attention:  William H. Diehl, Vice President
                          One NationsBank Plaza
                          Nashville, Tennessee 37239

                          With a copy to:

                          Neal & Harwell
                          Attn:  James R. Kelley
                          2000 First Union Tower, 150 4th Avenue North
                          Nashville, Tennessee 37219

Communications to be given to Lender shall only be effective when set forth in writing and actually received by an officer of Lender at the address indicated above. Communications to be given to Borrower shall be effective when actually or constructively received by Borrower or two (2) days after when set forth in writing and mailed or delivered to Borrower's address stated above. Any party may change its address for receipt of notices by submitting the change in writing to the other party.

         41. Participations. Lender may, from time to time, in its sole discretion, and without notice to Borrower, sell participations in any credit subject hereto to such other investors or financial institutions as it may elect. Such participants will have no direct relationship with Borrower and will have no right with respect to waivers or amendments or default declarations. Lender may from time to time disclose to any participant or prospective participant such information as Lender may have regarding the financial condition, operations, and prospects of Borrower, but Lender shall take reasonable precautions to require such participant or prospective participant to keep such information confidential. Lender agrees that it will not assign or participate more than 33% of the interest in the Line of Credit Note and the Agreement.

         42. Incorporation of Exhibits. All Exhibits referred to in this Agreement are incorporated herein by this reference.

         43. Indulgence Not Waiver. Lender's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice Lender's rights to declare a default or otherwise demand strict compliance with this Agreement.

         44. Cumulative Remedies. The remedies provided Lender in this Agreement are not exclusive of any other remedies that may be available to Lender under any other document or at law or equity.

         45. Amendment and Waiver in Writing. No provision of this Agreement can be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought.

         46. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of Borrower and Lender, except that Borrower shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lender. Any attempted assignment or delegation by Borrower without the required prior consent shall be void.

         47. Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. Provided, if there is a conflict between this Agreement and any other documents executed contemporaneously herewith with respect to the Unsecured Indebtedness, the provision most favorable to Lender shall control.

         48. Severability. Should any provision of this Agreement be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

         49. Time of Essence. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed, except that Lender may permit specific deviations therefrom by its written consent.

         50. Applicable Law. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Unsecured Indebtedness shall be determined according to the laws of Tennessee applicable to contracts executed and performed entirely within that state, in which state this Agreement has been executed and delivered.

         51. Gender and Number. Words used herein indicating gender or number shall be read as context may require.

         52. Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.

         Executed the date first written above.

                                         THE UNDERSIGNED ACKNOWLEDGE A
                                         THOROUGH UNDERSTANDING OF THE TERMS OF
                                         THIS AGREEMENT AND AGREE TO BE BOUND
                                         THEREBY:

                                         NATIONSBANK OF TENNESSEE, N.A.



                                         By:  /s/ William H. Diehl
                                             --------------------------------

                                         Title: Vice President
                                                -----------------------------


                                         VOLUNTEER CAPITAL CORPORATION



                                         By: /s/ R. Gregory Lewis
                                             --------------------------------

                                         Its: Vice President and Chief
                                              Financial Officer
                                              -------------------------------



                                         VCE RESTAURANTS, INC.



                                         By: /s/ R. Gregory Lewis
                                             --------------------------------

                                         Its: Secretary
                                              -------------------------------



                                         TOTAL QUALITY MANAGEMENT, INC.


                                         By: /s/ R. Gregory Lewis
                                             --------------------------------

                                         Its: Secretary
                                              -------------------------------